767 Freighter Leases, Airlines Drive ATSG Growth in Second Quarter
On Track Toward 2018 Targets As Demand for ATSG Services Drives Earnings Momentum

WILMINGTON, OH, August 6, 2018 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended June 30, 2018:

•
GAAP revenues were $203.6 million based on new revenue recognition standards adopted in 2018. 2Q 2018 revenues increased six percent after excluding $61.1 million in reimbursed expenses from 2Q 2017 revenues.

•	GAAP Earnings from Continuing Operations were $24.5 million, $0.42 per share basic, vs. a loss of $53.9 million, $0.91 per share basic in 2Q 2017.

–	Provision for income tax was $5.4 million for 2Q18. Due to deferred tax assets, including loss carryforwards, ATSG does not expect to pay significant federal income taxes until 2023 or later.

•	Adjusted Earnings (non-GAAP) from Continuing Operations were $19.2 million, $0.28 per share diluted, up 38 percent from $13.9 million, $0.21 per share diluted in 2Q 2017.

–
Adjusted Earnings from Continuing Operations exclude the net effects of warrants issued to Amazon.com Services, Inc., including a $63.4 million loss from mark-to-market warrant revaluation in 2Q 2017, and a share of development costs for ATSG's Airbus A321 freighter conversion venture.

•	Adjusted EBITDA (non-GAAP) from Continuing Operations was $69.7 million, up 9 percent.

–	Adjusted Earnings and Adjusted EBITDA from continuing operations are non-GAAP measures. (See Revenue Recognition, Non-GAAP Financial Measures, also reconciliation tables at the end of this release)

•	First-half 2018 capital spending was $150.8 million vs. $144.3 million in 1H 2017.

–	Capital expenditures in 2018 included $116.6 million for the acquisition of Boeing aircraft and freighter modification costs, up from $96.7 million in the first half of 2017.
Joe Hete, President and Chief Executive Officer of ATSG, said, "Growth in our aircraft leasing and airline businesses led to another solid quarter for ATSG. We added four more 767 freighters to our dry-leased fleet, and expect to secure additional 767 aircraft for freighter conversion to meet 2019 demand. We are uniquely positioned with our assets and complementary services for another great year in 2018 and even better results in 2019.”
Segment Results
Cargo Aircraft Management (CAM)

CAM	Second Quarter		Six Months
($ in thousands)	2018	2017	2018	2017
Aircraft leasing and related revenues	$58,603	$52,813	$115,205	$103,382
Lease incentive amortization	(4,226)	(3,283)	(8,452)	(5,874)
Total CAM revenues	54,377	49,530	106,753	97,508
Pre-Tax Earnings	15,394	12,795	30,858	26,125
Significant Developments:

•	CAM's revenues increased $4.8 million, or 10 percent, to $54.4 million, net of warrant-related lease incentives.

•
CAM deployed five additional cargo aircraft in the second quarter. Four were 767-300s, including a six-year dry lease with Air Incheon in April, an eight-year dry-lease with Amerijet in May, and a seven-year dry lease with Northern Aviation Services in June. One 767 was leased internally to Air Transport International. One 737-400 was dry-leased to West Atlantic in April for five years. At June 30, two 767-200s returned from customers were being staged for redeployment.

•
CAM’s pre-tax earnings increased 20 percent to $15.4 million, primarily due to the increase in leased freighters in service since June 2017. CAM had 73 cargo aircraft in service at June 30 this year, including seven more 767s and two 737s. Fifty-four of those cargo aircraft were under lease to external customers, and 19 were being operated by ATSG airlines on an ACMI basis.

•	Since it completed its 20-aircraft commitment to Amazon in August 2017, CAM has delivered nine more freighters to dry-lease customers through June 2018.

•	CAM acquired one 767 aircraft during the second quarter, and four in total in the first half of 2018, for freighter conversion and redeployment in 2018.
ACMI Services

ACMI Services	Second Quarter		Six Months
($ in thousands)	2018	2017	2018	2017
Revenues	$119,606	$111,851	$238,980	$219,917
Pre-Tax Earnings (Loss)	991	258	4,932	(3,276)
Significant Developments:

•	ACMI Services revenues, excluding revenues from reimbursed expenses in 2017, increased 7 percent to $119.6 million in the second quarter. Pre-tax earnings improved by $0.7 million.

•
Additional flying for CMI customers was the principal contributor to higher ACMI Services earnings. ATSG’s airlines were operating two more CAM-leased aircraft on a CMI basis at June 30 versus a year earlier. Billable block hours increased 5 percent from last year's quarter.

•
In March, ATI pilots represented by the Air Line Pilots Association ratified an amendment to the collective bargaining agreement with Air Transport International. The amendment set new compensation levels that increased costs by $2.2 million over the previous quarter for pilot compensation at ATI.

MRO Services
On January 1, 2018, ATSG segregated MRO Services as a new reporting segment that includes the results of its aircraft maintenance services and modification services businesses.

MRO Services	Second Quarter		Six Months
($ in thousands)	2018	2017	2018	2017
Revenues	$45,794	$66,336	$98,517	$106,674
Pre-Tax Earnings (Loss)	1,321	11,103	5,783	14,291
Significant Developments:

•	Total revenues from MRO Services were $45.8 million, down 31 percent. Revenues decreased compared to 2017 which included the completion of more large, airframe maintenance projects.

•
The decline in revenues also reflects a 2018 change in accounting standards that affects the timing of revenue recognition. Revenues for aircraft modification and heavy maintenance are now recorded as work tasks are completed. In prior years, revenues were recorded in large amounts upon redelivery of an aircraft.

•
Pre-tax earnings decreased to $1.3 million. Second-quarter 2017 results included more higher-margin aircraft maintenance services. PEMCO completed conversion work for one 737 in the second quarter this year as compared to three in the same period last year.

Other Activities
Other Activities include arranging logistics services, postal center sorting services, equipment maintenance and other services.

Other	Second Quarter		Six Months
($ in thousands)	2018	2017	2018	2017
Revenues	$19,730	$21,706	$39,013	$53,104
Pre-Tax Earnings	2,749	1,400	5,330	3,863
Significant Developments:

•
Total revenues from other activities, excluding 2017 revenues from reimbursed expenses, decreased by nine percent, reflecting the elimination of ground service at Amazon's former hub in Wilmington, Ohio, in May 2017.

•	Our LGSTX Services group began performing gateway services at Amazon's Tampa location in June, and is positioned to serve other Amazon locations when the opportunity arises.

•
Pre-tax earnings of $2.7 million nearly doubled from a year ago. Additional earnings were driven from ATSG’s minority investment in a European airline and increased mail and package volumes at the USPS and Amazon locations it manages.

Outlook
ATSG continues to expect Adjusted EBITDA from Continuing Operations for 2018 of approximately $310 million, up 16 percent from 2017, as its aircraft leasing, airline operations and MRO services are each expected to deliver stronger results in the second half of 2018.
"At this point, our progress toward our 2018 targets is ahead of our plan," Hete said. "Five of the ten additional 767s we originally targeted for deployment this year are in service, and we expect two more to be delivered in the third quarter and the rest in the fourth. We have continued strong interest from customers for the five 767s we expect to have in process as we enter 2019, including multi-aircraft placements."
ATSG also continues to project 2018 capital expenditures of about $300 million. In addition to capital expenditures for aircraft and related freighter modification costs, 2018 outlays includes costs for the design and certification of narrow-body freighter and combi variants of the Next Gen Boeing 737-700. ATSG’s earnings continue to reflect non-operating charges for the development of a narrow-body freighter version of the midsize Airbus A321-200 via a joint venture. The 737-700 project is due for completion and certification later this year. The Airbus joint venture project is expected to be completed in late 2019.
Revenue Recognition
In accordance with new GAAP requirements, ATSG's 2018 revenues related to costs that are directly reimbursed to ATSG and controlled by the customer are reported net of the corresponding expenses. Corresponding 2017 GAAP consolidated revenues include such reimbursements. These are principally costs for aircraft fuel, certain contracted aviation services and airport related expenses. After application of the new GAAP revenue rules, Amazon, DHL, and the U.S. Military accounted for 29 percent, 28 percent, and 11 percent, respectively, of ATSG's customer revenues for the first half of 2018.

Non-GAAP financial measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons, and provide additional clarity about events and trends impacting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures are not a substitute for GAAP. The non-GAAP financial measures are reconciled to GAAP results in tables later in this release.

Conference Call
ATSG will host a conference call on August 7, 2018, at 10 a.m. Eastern time to review its financial results for the second quarter of 2018. Participants should dial (800) 708-4540 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference pass code 47346263. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on August 7, 2018, beginning at 2 p.m. and continuing through August 14, 2018, at (888) 843-7419 (international callers (630) 652-3042); use pass code 47346263#. The webcast replay will remain available via www.atsginc.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance and conversion services, and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its subsidiary, Pemco World Air Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUES	$203,607	$253,211	$406,647	$491,128

OPERATING EXPENSES
Salaries, wages and benefits	74,049	65,833	144,832	138,319
Depreciation and amortization	41,620	37,781	81,624	74,223
Maintenance, materials and repairs	36,817	37,588	73,683	67,870
Fuel	5,913	32,258	11,701	67,099
Contracted ground and aviation services	2,444	32,151	4,828	52,838
Travel	7,288	6,820	13,920	14,186
Landing and ramp	1,311	4,357	2,459	9,656
Rent	3,760	3,753	6,990	7,039
Insurance	1,420	955	2,777	2,217
Other operating expenses	5,087	8,590	12,292	16,626
	179,709	230,086	355,106	450,073

OPERATING INCOME	23,898	23,125	51,541	41,055
OTHER INCOME (EXPENSE)
Net gain (loss) on financial instruments	11,697	(67,649)	10,812	(65,780)
Interest expense	(5,366)	(3,759)	(10,728)	(7,307)
Non-service component of retiree benefit costs	2,045	(177)	4,090	(354)
Loss from non-consolidated affiliate	(2,417)	—	(4,953)	—
Interest income	54	16	77	48
	6,013	(71,569)	(702)	(73,393)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	29,911	(48,444)	50,839	(32,338)
INCOME TAX EXPENSE	(5,447)	(5,474)	(10,693)	(11,784)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	24,464	(53,918)	40,146	(44,122)

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	170	192	366	384
NET EARNINGS (LOSS)	$24,634	$(53,726)	$40,512	$(43,738)

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$0.42	$(0.91)	$0.68	$(0.75)
Diluted	$0.21	$(0.91)	$0.48	$(0.75)

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	58,739	59,035	58,790	59,084
Diluted	68,363	59,035	68,784	59,084

Certain historical expenses have been reclassified to conform to the presentation above.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,704	$32,699
Accounts receivable, net of allowance of $1,130 in 2018 and $2,445 in 2017	100,805	109,114
Inventory	24,147	22,169
Prepaid supplies and other	13,017	20,521
TOTAL CURRENT ASSETS	169,673	184,503

Property and equipment, net	1,200,997	1,159,962
Lease incentive	72,232	80,684
Goodwill and acquired intangibles	43,999	44,577
Convertible note hedges	—	53,683
Other assets	30,573	25,435
TOTAL ASSETS	$1,517,474	$1,548,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$85,691	$99,728
Accrued salaries, wages and benefits	34,189	40,127
Accrued expenses	10,833	10,455
Current portion of debt obligations	14,860	18,512
Unearned revenue	15,022	15,850
TOTAL CURRENT LIABILITIES	160,595	184,672
Long term debt	505,853	497,246
Convertible note obligations	—	54,359
Stock warrant obligations	203,426	211,136
Post-retirement obligations	53,032	61,355
Other liabilities	45,417	45,353
Deferred income taxes	113,571	99,444

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 110,000,000 shares authorized; 59,080,387 and 59,057,195 shares issued and outstanding in 2018 and 2017, respectively	591	591
Additional paid-in capital	469,412	471,456
Retained earnings (accumulated deficit)	27,278	(13,748)
Accumulated other comprehensive loss	(61,701)	(63,020)
TOTAL STOCKHOLDERS’ EQUITY	435,580	395,279
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,517,474	$1,548,844

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
CAM
Aircraft leasing and related revenues	$58,603	$52,813	$115,205	$103,382
Lease incentive amortization	(4,226)	(3,283)	(8,452)	(5,874)
Total CAM	54,377	49,530	106,753	97,508
ACMI Services	119,606	111,851	238,980	219,917
MRO Services	45,794	66,336	98,517	106,674
Other Activities	19,730	21,706	39,013	53,104
Total Revenues	239,507	249,423	483,263	477,203
Eliminate internal revenues	(35,900)	(57,326)	(76,616)	(101,542)
Customer Revenues - non reimbursed	203,607	192,097	406,647	375,661
Revenues recorded for reimbursed expenses	—	61,114	—	115,467
Customer Revenues (GAAP)	$203,607	$253,211	$406,647	$491,128

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	15,394	12,795	30,858	26,125
ACMI Services	991	258	4,932	(3,276)
MRO Services	1,321	11,103	5,783	14,291
Other Activities	2,749	1,400	5,330	3,863
Inter-segment earnings eliminated	(1,031)	(5,958)	(4,356)	(6,820)
Net, unallocated interest expense	(838)	(216)	(1,657)	(387)
Net gain (loss) on financial instruments	11,697	(67,649)	10,812	(65,780)
Other non-service components of retiree benefit costs, net	2,045	(177)	4,090	(354)
Non-consolidated affiliate	(2,417)	—	(4,953)	—
Earnings (loss) from Continuing Operations before Income Taxes (GAAP)	$29,911	$(48,444)	$50,839	$(32,338)

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	177	(4,090)	354
Add loss from non-consolidated affiliates	2,417	—	4,953	—
Add lease incentive amortization	4,226	3,283	8,452	5,874
Add net (gain) loss on financial instruments	(11,697)	67,649	(10,812)	65,780
Adjusted Pre-tax Earnings (non-GAAP)	$22,812	$22,665	$49,342	$39,670
Revenues recorded for reimbursed expenses reflect certain revenues that were reported during 2017, prior to the adoption in 2018 of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The adoption of Topic 606 resulted in the netting of these revenues with the directly reimbursed expenses for 2018 financial reporting. This application of Topic 606 did not affect the Company's earnings.
Adjusted Pre-tax Earnings excludes certain items included in GAAP based pre-tax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pre-tax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Earnings (loss) from Continuing Operations Before Income Taxes	$29,911	$(48,444)	$50,839	$(32,338)
Interest Income	(54)	(16)	(77)	(48)
Interest Expense	5,366	3,759	10,728	7,307
Depreciation and Amortization	41,620	37,781	81,624	74,223
EBITDA from Continuing Operations	$76,843	$(6,920)	$143,114	$49,144
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	177	(4,090)	354
Add losses for non-consolidated affiliates	2,417	—	4,953	—
Add lease incentive amortization	4,226	3,283	8,452	5,874
Add net (gain) on financial instruments	(11,697)	67,649	(10,812)	65,780

Adjusted EBITDA	$69,744	$64,189	$141,617	$121,152

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s Senior Credit Agreement to assess financial performance and determine the cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of lease incentive costs recorded in revenue, and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations, non-GAAP calculations, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended				Six Months Ended
	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$24,464		$(53,918)		$40,146		$(44,122)
Gain from warrant revaluation, net tax	(10,448)		—		(7,473)		—
Earnings (loss) from Continuing Operations - diluted (GAAP)	14,016	$0.21	(53,918)	$(0.91)	32,673	$0.48	(44,122)	$(0.75)
Adjustments, net of tax
Loss from warrant revaluation [1]	—	—	63,396	1.05	—	—	61,857	1.01
Lease incentive amortization [2]	3,272	0.05	4,378	0.07	6,544	0.09	7,340	0.12
Loss from joint venture [3]	1,871	0.02	—	—	3,834	0.06	—	—
Adjusted Earnings from Continuing Operations (non-GAAP)	$19,159	$0.28	$13,856	$0.21	$43,051	$0.63	$25,075	$0.38

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	68,363		59,035		68,784		59,084
Additional weighted average shares [1]	—		8,474		—		7,152
Adjusted Shares (non-GAAP)	68,363		67,509		68,784		66,236

Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Adjustment removes the unrealized losses for a large grant of stock warrants granted to a customer as a lease incentive. Under U.S. GAAP, these warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares.

2.	Adjustment removes the amortization of the customer lease incentive which is recorded against revenue over the term of the related aircraft leases.

3.	Adjustment removes losses for the Company's share of development costs for a joint venture accounted for under the equity method.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CARGO AIRCRAFT FLEET

Owned Aircraft Types
	December 31,	June 30,	December 31,
	2017	2018	2018 Projected

B767-200	36	34	35
B767-300	25	29	34
B757-200	4	4	4
B757 Combi	4	4	4
B737-400	1	2	2
Total Aircraft in Service	70	73	79

B767-300 in or awaiting cargo conversion	6	5	5
B737-400 in or awaiting cargo conversion	1	—	—
B767-200 staging for lease	—	2	1
Total Aircraft	77	80	85

Aircraft in Service Deployments
	December 31,	June 30,	December 31,
	2017	2018	2018 Projected

Dry leased without CMI	18	22	31
Dry leased with CMI	33	32	30
ACMI/Charter	19	19	18